FOR IMMEDIATE RELEASE

HC2 Holdings Reports Second Quarter 2019 Results
- Second Quarter 2019 Consolidated Net Revenue Grew 4.4% Year-Over-Year to $518.6 Million -
- Reaffirms 2019 Guidance for Construction Segment -

New York, August 8, 2019 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today its consolidated results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Consolidated net revenue grew 4.4% year-over-year to $518.6 million.

•
Net income attributable to common and participating preferred stockholders of $9.0 million, or $0.12 per fully diluted share, compared to $54.7 million, or $1.08 per fully diluted share, in the year-ago quarter. Second quarter 2018 net income benefited from a one-time $102.1 million gain on the sale of Pansend Life Sciences' (“Pansend”) interest in BeneVir.

•	Adjusted EBITDA for Core Operating Subsidiaries* of $34.8 million, compared to $40.2 million in the year-ago quarter.

•	Total Adjusted EBITDA, excluding Insurance, grew 22% to $27.7 million, compared to $22.7 million in the year-ago quarter.

•	Pre-tax Adjusted Operating Income (“Pre-tax Insurance AOI”) for Insurance segment of $33.0 million, compared to $0.5 million in the year-ago quarter.

•	Energy subsidiary American Natural Gas (“ANG”) completed its acquisition of ampCNG, adding 20 compressed natural gas (“CNG”) stations.

•
Pansend’s portfolio company R2 Dermatology entered into a strategic partnership with Huadong Medicine (“Huadong”) securing distribution rights for its products in the Greater China/Asia-Pacific market.

* “Core Operating Subsidiaries” consists of HC2’s Construction, Marine Services, Energy and Telecommunications segments.
Subsequent to Quarter End

•	Pansend’s portfolio company MediBeacon announced a $30 million equity investment from Huadong, with the initial $15 million equity payment valuing MediBeacon at $300 million.

“It was a very active and productive second quarter, in which our portfolio of diverse assets performed very well,” stated Philip Falcone, HC2’s Chairman, Chief Executive Officer and President. “Construction continues to benefit from successful project execution and the continued integration of GrayWolf Industrial, while backlog for the segment remains solid as we replace some of the large, complex jobs that are nearing completion. Similarly, our Insurance segment had another excellent quarter and continues to create significant value for HC2, generating over $61 million in Pre-Tax AOI in just the first six months of 2019. Furthermore, in our Life Sciences segment, both R2 Dermatology and MediBeacon completed new funding rounds with a strategic investor at attractive valuations, providing further validation of the significant value creation that has occurred since our initial investments.”

“Beyond our improved operational performance in the second quarter, our near-term strategy remains keenly focused on completing the strategic alternatives process at Global Marine and reducing debt at the holding company level, while we continue to generate consistent and strong cash flows at our Construction and Insurance segments, providing reliable liquidity to HC2,” continued Mr. Falcone. “We also remain excited about the platform and longer-term growth opportunities at our Broadcasting and Energy segments, and the potential to unlock considerable value at Life Sciences. We have a very strong portfolio of businesses, and we will continue to transform the Company to deliver long-term value for our stockholders.”

Second Quarter Financial Highlights

•
Net Revenue: For the second quarter of 2019, HC2 grew consolidated net revenue by 4.4% to $518.6 million, compared to $496.8 million for the year-ago quarter. The increase was primarily driven by higher revenue from the Insurance and Construction segments, partially offset by a decline in Marine Services, Energy and Telecommunications.

NET REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Increase / (Decrease)	2019	2018	Increase / (Decrease)
Construction	$195.7	$176.9	$18.8	$387.8	$335.9	$51.9
Marine Services	39.4	68.4	(29.0)	81.8	105.1	(23.3)
Energy	5.5	7.1	(1.6)	10.6	11.6	(1.0)
Telecommunications	189.3	190.5	(1.2)	344.8	392.8	(48.0)
Total Core Operating Subsidiaries	$429.9	$442.9	$(13.0)	$825.0	$845.4	$(20.4)
Insurance	82.1	43.8	38.3	170.9	84.0	86.9
Broadcasting	10.0	11.1	(1.1)	19.8	21.7	(1.9)
Other	—	1.0	(1.0)	—	3.4	(3.4)
Eliminations (1)	(3.4)	(2.0)	(1.4)	(5.7)	(4.0)	(1.7)
Consolidated HC2	$518.6	$496.8	$21.8	$1,010.0	$950.5	$59.5
(1) The Insurance segment revenues are inclusive of realized and unrealized gains and net investment income for the three and six months ended June 30, 2019 and 2018, which are related to transactions between entities under common control which are eliminated or are reclassified in consolidation.

•
Net Income / (Loss): For the second quarter of 2019, HC2 reported net income attributable to common stock and participating preferred stockholders of $9.0 million, or $0.12 per fully diluted share, compared to $54.7 million, or $1.08 per fully diluted share, in the year-ago quarter. Second quarter 2018 net income benefited from a one-time $102.1 million gain on the sale of Pansend's interest in BeneVir.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Increase / (Decrease)	2019	2018	Increase / (Decrease)
Construction	$8.9	$7.4	$1.5	$11.0	$10.8	$0.2
Marine Services	1.9	10.9	(9.0)	(4.5)	4.6	(9.1)
Energy	(0.7)	0.7	(1.4)	(1.3)	—	(1.3)
Telecommunications	0.4	1.0	(0.6)	1.0	2.1	(1.1)
Total Core Operating Subsidiaries	$10.5	$20.0	$(9.5)	$6.2	$17.5	$(11.3)
Insurance	30.3	0.6	29.7	64.1	1.8	62.3
Life Sciences	(1.4)	74.2	(75.6)	(4.0)	70.2	(74.2)
Broadcasting	(3.5)	(11.9)	8.4	(7.9)	(24.5)	16.6
Other	(0.8)	(0.5)	(0.3)	(0.2)	(0.7)	0.5
Non-operating Corporate	(22.5)	(25.0)	2.5	(46.1)	(39.9)	(6.2)
Eliminations (1)	(3.2)	(2.0)	(1.2)	(5.5)	(4.0)	(1.5)
Net income attributable to HC2 Holdings, Inc.	$9.4	$55.4	$(46.0)	$6.6	$20.4	$(13.8)
Less: Preferred dividends, deemed dividends, and repurchase gains	0.4	0.7	(0.3)	(0.8)	1.4	(2.2)
Net income attributable to common stock and participating preferred stockholders	$9.0	$54.7	$(45.7)	$7.4	$19.0	$(11.6)
(1) The Insurance segment is inclusive of realized and unrealized gains and net investment income for the three and six months ended June 30, 2019 and 2018, which are related to transactions between entities under common control which are eliminated or are reclassified in consolidation.

•
Adjusted EBITDA: Adjusted EBITDA for “Core Operating Subsidiaries” was a combined $34.8 million for the second quarter of 2019, compared to $40.2 million for the year-ago quarter, as reduced contributions from Marine Services, Energy and Telecommunications were partially offset by a significant improvement at Construction.

For the second quarter of 2019, Total HC2 Adjusted EBITDA, which excludes the Insurance segment, grew 22% to $27.7 million, compared to Adjusted EBITDA of $22.7 million for the year-ago quarter, due primarily to reduced losses at the Broadcasting and Life Sciences segments, as well as lower recurring expenses at the Non-operating Corporate segment.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six months ended June 30,
	2019	2018	Increase / (Decrease)	2019	2018	Increase / (Decrease)
Construction	$23.1	$15.5	$7.6	$35.5	$25.5	$10.0
Marine Services	9.6	20.4	(10.8)	9.7	18.0	(8.3)
Energy	1.3	3.0	(1.7)	2.3	3.6	(1.3)
Telecommunications	0.8	1.3	(0.5)	1.6	2.4	(0.8)
Total Core Operating Subsidiaries	$34.8	$40.2	$(5.4)	$49.1	$49.5	$(0.4)
Life Sciences	(1.8)	(4.8)	3.0	(4.7)	(9.2)	4.5
Broadcasting	(0.9)	(6.3)	5.4	(3.4)	(11.3)	7.9
Other and Eliminations	—	(1.0)	1.0	—	(1.2)	1.2
Non-operating Corporate	(4.4)	(5.4)	1.0	(10.5)	(12.0)	1.5
Total HC2 Adjusted EBITDA	$27.7	$22.7	$5.0	$30.5	$15.8	$14.7

•
Balance Sheet: As of June 30, 2019, HC2 had consolidated cash, cash equivalents and investments of $4.5 billion, which includes cash and investments associated with HC2’s Insurance segment. Excluding the Insurance segment, consolidated cash was $53.9 million, of which $2.8 million was at the HC2 corporate level.

Second Quarter 2019 Segment Highlights

•	Construction

–
For the second quarter of 2019, DBM Global Inc. (“DBM”) reported Net Income of $8.9 million, compared to $7.4 million for the prior-year period. Adjusted EBITDA grew 49% year-over-year to $23.1 million, driven by positive project execution and contributions from GrayWolf Industrial.

–
DBM's total backlog was approximately $468.5 million as of June 30, 2019, compared to $656.4 million for the prior-year period. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $661.5 million at the end of the second quarter 2019, compared to $675.4 million at the end of the second quarter 2018, effectively unchanged despite strong revenue recognition over the prior-year period.

•	Insurance

–
As of June 30, 2019, Continental Insurance Group (“Continental”) had $4.4 billion of cash and invested assets, $5.5 billion in total GAAP assets, and an estimated $331 million of total adjusted capital.

–
For the second quarter of 2019, Continental reported Net Income of $30.3 million, compared to $0.6 million for the prior-year period. Pre-tax Insurance AOI was $33.0 million for the second quarter of 2019, compared to $0.5 million for the prior-year period. The increase was primarily driven by the incremental net investment income and policy premiums from the Kanawha Insurance Company (“KIC”) block acquisition and higher net investment income from the legacy CGI block driven by both the growth and mix of the investment portfolio, including premium reinvestment and rotation into higher yield assets. In addition, there was a decrease in policy benefits, changes in reserves, and commissions related to current period reserve adjustments driven by higher mortality and policy terminations, an increase in contingent non-forfeiture option activity as a result of in-force rate actions approved and implemented, and favorable developments in claims activity. This was partially offset by an increase in selling, general and administrative expenses, primarily attributable to headcount additions related to the KIC acquisition.

•	Life Sciences

–
In June, Pansend’s portfolio company, R2 Dermatology, entered into an exclusive distribution agreement with Huadong for the Asia-Pacific region. In addition, Huadong made a $10 million equity investment in R2 Dermatology to fund R2’s next phase of product and market development.

–
MediBeacon, another Pansend portfolio company, also entered into an exclusive commercial agreement with Huadong, which provides exclusive rights to MediBeacon’s portfolio of assets in Greater China. Under the agreement, MediBeacon will receive royalty payments on net sales in Greater China and other Asia-Pacific countries. Under the terms of the agreement, MediBeacon received an initial $15 million equity payment at a pre-money valuation of $300 million. This will fund the company through the upcoming FDA pivotal clinical trials and FDA approval process.

•	Energy

–
In June, ANG completed its acquisition of ampCNG, a natural gas fuel provider, for $41 million - funded entirely at the portfolio company level. The acquisition added 20 CNG stations to ANG’s network, expanding its reach to over 60 fueling stations owned, operated or in development.

•	Broadcasting

–
As of early August 2019, including completed and pending transactions, HC2’s Broadcasting segment has 177 operational stations, including 10 full-power stations, 60 Class A stations and 107 LPTV stations. In addition, Broadcasting has over 350 silent licenses and construction permits. The total Broadcasting footprint currently covers approximately 60 percent of the U.S. population, in over 130 U.S. markets, including 9 of the top 10 markets across the United States.

•	Marine Services

–
Total backlog for Global Marine was approximately $406.2 million as of June 30, 2019, inclusive of $91.6 million of installation projects, compared to total backlog of $372.2 million as of June 30, 2018, inclusive of $32.8 million of installation projects. Installation project backlog increased by $58.8 million compared to the year-ago quarter.

Global Marine Strategic Alternatives Update

HC2 continues to explore strategic alternatives for its Global Marine subsidiary, including a potential sale. As previously mentioned, HC2 intends to use the net proceeds from a potential sale to reduce its overall debt. There can be no assurance that the exploration of any strategic alternative, including a potential sale, will result in a consummated transaction or other alternative. Neither HC2 nor Global Marine set a timetable for completion of the process, and neither intends to comment further regarding the process unless a specific transaction or other alternative is approved by their respective Board of Directors, the process is concluded or it is otherwise determined that further disclosure is appropriate or required by law.

Reaffirms 2019 Guidance for Construction Segment

While the complex nature of certain large-scale DBM Global projects could cause quarterly variability in their financial results, the Company reaffirms its expectations for the full year 2019 for its largest Adjusted EBITDA segment contributor, Construction:

•	Construction: $75 million and $80 million of Adjusted EBITDA

The Company has provided 2019 guidance with regard to the non-GAAP measures of Adjusted EBITDA. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures.” The Company has not provided a reconciliation of such non-GAAP guidance to the most directly comparable GAAP measure because it cannot predict and quantify with a reasonable degree of confidence all of the special items that may occur during 2019.

HC2 does not guarantee future results of any kind. The Company’s guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results, and is subject to risks and uncertainties, including, without limitation, those factors outlined in the “Forward Looking Statements” of this release and the “Risk Factors” section of the Company’s annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).

Conference Call
HC2 Holdings, Inc. will host a live conference call to discuss its second quarter 2019 financial results and operations today at 5:00 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the HC2 Website at ir.hc2.com, to accompany the conference call.
Dial-in instructions for the conference call and the replay are as follows:
Live Call
Domestic Dial-In (Toll Free): 1-877-300-8521
International Dial-In: 1-412-317-6026
Participant Entry Number: 10133989
Alternatively, a live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 Website at ir.hc2.com.
Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 10133989
*Available approximately two hours after the end of the conference call through August 22, 2019.

About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Contact
Investor Relations
Garrett Edson
ICR
Phone: (212) 235-2691
E-mail: ir@hc2.com

Non-GAAP Financial Measures
In this press release, HC2 refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Core Operating Subsidiary Adjusted EBITDA, Total Adjusted EBITDA (excluding the Insurance segment), Adjusted EBITDA for its operating segments, Adjusted Operating Income for the Insurance segment and Pre-Tax Adjusted Operating Income for the Insurance segment.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.
The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for depreciation and amortization; amortization of equity method fair value adjustments at acquisition; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense, and FCC reimbursements; interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; gain (loss) on sale of subsidiaries; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; (gain) loss from discontinued operations; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; non-recurring items; and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.

Adjusted Operating Income - Insurance
Adjusted Operating Income (“Insurance AOI”) and Pre-tax Adjusted Operating Income (“Pre-tax Insurance AOI”) for the Insurance segment are non-U.S. GAAP financial measures frequently used throughout the insurance industry and are economic measures the Insurance segment uses to evaluate its financial performance. Management believes that Insurance AOI and Pretax Insurance AOI measures provide investors with meaningful information for gaining an understanding of certain results and provide insight into an organization’s operating trends and facilitates comparisons between peer companies. However, Insurance AOI and Pre-tax Insurance AOI have certain limitations, and we may not calculate it the same as other companies in our industry. It should, therefore, be read together with the Company's results calculated in accordance with U.S. GAAP.
Similarly to Adjusted EBITDA, using Insurance AOI and Pre-tax Insurance AOI as performance measures have inherent limitations as an analytical tool as compared to income (loss) from operations or other U.S. GAAP financial measures, as these non-U.S. GAAP measures excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Insurance AOI and Pre-tax Insurance AOI should not be considered in isolation and do not purport to be an alternative to income (loss) from operations or other U.S. GAAP financial measures as a measure of our operating performance.
Management defines Insurance AOI as Net income (loss) for the Insurance segment adjusted to exclude the impact of net investment gains (losses), including OTTI losses recognized in operations; asset impairment; intercompany elimination; bargain purchase gains; reinsurance gains; and acquisition costs. Management defines Pre-tax Insurance AOI as Insurance AOI adjusted to exclude the impact of income tax (benefit) expense recognized during the current period. Management believes that Insurance AOI and Pre-tax Insurance AOI provide meaningful financial metrics that help investors understand certain results and profitability. While these adjustments are an integral part of the overall performance of the Insurance segment, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, our 2019 guidance for the Construction segment and statements regarding our expectations regarding building shareholder value and future cash flow and invested assets.  Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. HC2 believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and HC2’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2's subsidiaries to raise capital; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; HC2's ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$439.9	$455.0	$844.8	$870.5
Life, accident and health earned premiums, net	29.9	19.9	59.8	39.9
Net investment income	50.3	19.4	101.4	37.1
Net realized and unrealized gains (losses) on investments	(1.5)	2.5	4.0	3.0
Net revenue	518.6	496.8	1,010.0	950.5
Operating expenses
Cost of revenue	381.2	400.6	738.9	776.3
Policy benefits, changes in reserves, and commissions	48.0	35.4	100.7	67.7
Selling, general and administrative	52.1	57.1	105.0	109.1
Depreciation and amortization	7.6	9.0	14.5	18.7
Other operating (income) expenses	(1.2)	0.2	(1.6)	(2.0)
Total operating expenses	487.7	502.3	957.5	969.8
Income (loss) from operations	30.9	(5.5)	52.5	(19.3)
Interest expense	(23.0)	(17.2)	(45.3)	(36.5)
Gain on sale and deconsolidation of subsidiary	—	102.1	—	102.1
Income from equity investees	6.1	10.7	1.2	5.5
Gain on bargain purchase	1.1	—	1.1	—
Other income (expense), net	(4.7)	(0.9)	(1.4)	0.2
Income from continuing operations	10.4	89.2	8.1	52.0
Income tax expense	(1.2)	(9.4)	(5.2)	(11.1)
Net income	9.2	79.8	2.9	40.9
Less: Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	0.2	(24.4)	3.7	(20.5)
Net income attributable to HC2 Holdings, Inc.	9.4	55.4	6.6	20.4
Less: Preferred dividends, deemed dividends, and repurchase gains	0.4	0.7	(0.8)	1.4
Net income attributable to common stock and participating preferred stockholders	$9.0	$54.7	$7.4	$19.0

Income per common share
Basic	$0.19	$1.11	$0.15	$0.39
Diluted	$0.12	$1.08	$0.08	$0.38

Weighted average common shares outstanding:
Basic	45.6	44.2	45.2	44.1
Diluted	58.1	45.5	59.9	45.3

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Investments:
Fixed maturity securities, available-for-sale at fair value	$3,812.6	$3,391.6
Equity securities	143.2	200.5
Mortgage loans	151.8	137.6
Policy loans	19.4	19.8
Other invested assets	71.1	72.5
Total investments	4,198.1	3,822.0
Cash and cash equivalents	280.4	325.0
Accounts receivable, net	350.7	379.2
Recoverable from reinsurers	961.4	1,000.2
Deferred tax asset	2.3	2.1
Property, plant and equipment, net	416.4	376.3
Goodwill	178.4	171.7
Intangibles, net	224.9	219.2
Other assets	270.6	208.1
Total assets	$6,883.2	$6,503.8

Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	$4,536.6	$4,562.1
Annuity reserves	238.8	245.2
Value of business acquired	231.9	244.6
Accounts payable and other current liabilities	338.5	344.9
Deferred tax liability	59.9	30.3
Debt obligations	828.2	743.9
Other liabilities	197.9	110.8
Total liabilities	6,431.8	6,281.8
Commitments and contingencies
Temporary equity
Preferred stock	10.3	20.3
Redeemable noncontrolling interest	10.3	8.0
Total temporary equity	20.6	28.3
Stockholders’ equity
Common stock, $.001 par value	—	—
Shares authorized: 80,000,000 at June 30, 2019 and December 31, 2018;
Shares issued: 46,480,105 and 45,391,397 at June 30, 2019 and December 31, 2018;
Shares outstanding: 45,776,190 and 44,907,818 at June 30, 2019 and December 31, 2018, respectively
Additional paid-in capital	270.9	260.5
Treasury stock, at cost: 703,915 and 483,579 shares at June 30, 2019 and December 31, 2018, respectively	(3.2)	(2.6)
Accumulated deficit	(54.9)	(57.2)
Accumulated other comprehensive income (loss)	117.1	(112.6)
Total HC2 Holdings, Inc. stockholders’ equity	329.9	88.1
Noncontrolling interest	100.9	105.6
Total stockholders’ equity	430.8	193.7
Total liabilities, temporary equity and stockholders’ equity	$6,883.2	$6,503.8

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended June 30, 2019
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net income attributable to HC2 Holdings, Inc.									$9.4
Less: Net Income attributable to HC2 Holdings Insurance segment									30.3
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(3.2)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$8.9	$1.9	$(0.7)	$0.4	$(1.4)	$(3.5)	$(0.8)	$(22.5)	$(17.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	4.0	6.4	1.5	0.1	0.1	1.5	—	—	13.6
Depreciation and amortization (included in cost of revenue)	2.4	—	—	—	—	—	—	—	2.4
Amortization of equity method fair value adjustment at acquisition	—	(0.3)	—	—	—	—	—	—	(0.3)
Other operating (income) expenses	—	(0.8)	0.1	0.5	—	(1.0)	—	—	(1.2)
Interest expense	2.2	1.0	0.5	—	—	2.3	—	17.3	23.3
Other (income) expense, net	0.2	(0.3)	0.1	—	(0.1)	0.3	0.8	3.7	4.7
Net loss on contingent consideration	—	—	—	(0.2)	—	—	—	—	(0.2)
Foreign currency (gain) loss (included in cost of revenue)	—	0.2	—	—	—	—	—	—	0.2
Income tax (benefit) expense	4.1	0.1	—	—	—	0.1	—	(4.8)	(0.5)
Noncontrolling interest	0.8	0.8	(0.3)	—	(0.5)	(1.0)	—	—	(0.2)
Share-based payment expense	—	0.4	—	—	0.1	0.2	—	1.4	2.1
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	0.5	0.2	0.1	—	—	0.2	—	0.5	1.5
Adjusted EBITDA	$23.1	$9.6	$1.3	$0.8	$(1.8)	$(0.9)	$—	$(4.4)	$27.7

Total Core Operating Subsidiaries	$34.8

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended June 30, 2018
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net income attributable to HC2 Holdings, Inc.									$55.4
Less: Net Income attributable to HC2 Holdings Insurance segment									0.6
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(2.0)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$7.4	$10.9	$0.7	$1.0	$74.2	$(11.9)	$(0.5)	$(25.0)	$56.8
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	1.6	6.4	1.4	0.1	—	0.8	—	—	10.3
Depreciation and amortization (included in cost of revenue)	1.6	—	—	—	—	—	—	—	1.6
Amortization of equity method fair value adjustment at acquisition	—	(0.4)	—	—	—	—	—	—	(0.4)
Other operating (income) expenses	—	—	0.1	—	—	0.1	—	—	0.2
Gain on sale and deconsolidation of subsidiary	—	—	—	—	(102.1)	—	—	—	(102.1)
Interest expense	0.5	1.3	0.4	—	—	1.5	—	13.5	17.2
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	2.6	—	—	2.6
Other (income) expense, net	—	(2.0)	0.1	0.1	0.1	0.1	0.1	0.2	(1.3)
Foreign currency (gain) loss (included in cost of revenue)	—	(0.4)	—	—	—	—	—	—	(0.4)
Income tax (benefit) expense	3.3	0.1	—	—	—	—	(0.3)	2.8	5.9
Noncontrolling interest	0.6	4.0	0.3	—	20.6	(0.7)	(0.5)	—	24.3
Bonus to be settled in equity	—	—	—	—	—	—	—	0.2	0.2
Share-based payment expense	—	0.5	—	—	—	0.3	0.2	2.7	3.7
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	0.5	—	—	0.1	2.4	0.9	—	0.2	4.1
Adjusted EBITDA	$15.5	$20.4	$3.0	$1.3	$(4.8)	$(6.3)	$(1.0)	$(5.4)	$22.7

Total Core Operating Subsidiaries	$40.2

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Six months ended June 30, 2019
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net Income attributable to HC2 Holdings, Inc.									$6.6
Less: Net Income attributable to HC2 Holdings Insurance segment									64.1
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(5.5)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$11.0	$(4.5)	$(1.3)	$1.0	$(4.0)	$(7.9)	$(0.2)	$(46.1)	$(52.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	7.9	13.0	2.9	0.2	0.1	2.9	—	—	27.0
Depreciation and amortization (included in cost of revenue)	4.5	—	—	—	—	—	—	—	4.5
Amortization of equity method fair value adjustment at acquisition	—	(0.7)	—	—	—	—	—	—	(0.7)
Other operating (income) expenses	(0.1)	(0.2)	0.1	0.5	—	(1.9)	—	—	(1.6)
Interest expense	4.7	2.1	0.9	—	—	3.9	—	34.0	45.6
Net loss on contingent consideration	—	—	—	(0.2)	—	—	—	—	(0.2)
Other (income) expense, net	0.2	(0.3)	0.2	—	(0.1)	0.4	0.2	1.0	1.6
Foreign currency (gain) loss (included in cost of revenue)	—	0.3	—	—	—	—	—	—	0.3
Income tax (benefit) expense	5.1	0.1	—	—	—	0.1	—	(2.5)	2.8
Noncontrolling interest	0.9	(1.6)	(0.6)	—	(0.8)	(1.6)	—	—	(3.7)
Share-based payment expense	—	0.8	—	—	0.1	0.4	—	2.5	3.8
Non-recurring costs	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	1.3	0.7	0.1	0.1	—	0.3	—	0.6	3.1
Adjusted EBITDA	$35.5	$9.7	$2.3	$1.6	$(4.7)	$(3.4)	$—	$(10.5)	$30.5

Total Core Operating Subsidiaries	$49.1

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Six months ended June 30, 2018
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net Income attributable to HC2 Holdings, Inc.									$20.4
Less: Net Income attributable to HC2 Holdings Insurance segment									1.8
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(4.0)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$10.8	$4.6	$—	$2.1	$70.2	$(24.5)	$(0.7)	$(39.9)	$22.6
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.2	13.3	2.7	0.2	0.1	1.4	—	—	20.9
Depreciation and amortization (included in cost of revenue)	3.2	—	—	—	—	—	—	—	3.2
Amortization of equity method fair value adjustment at acquisition	—	(0.7)	—	—	—	—	—	—	(0.7)
Other operating (income) expenses	0.4	(2.7)	0.1	—	—	0.1	—	—	(2.1)
Interest expense	0.9	2.5	0.7	—	—	7.2	—	25.2	36.5
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	2.5	—	—	2.5
Gain on sale and deconsolidation of subsidiary	—	—	—	—	(102.1)	—	—	—	(102.1)
Other (income) expense, net	—	(1.0)	0.1	—	0.1	—	0.2	(0.5)	(1.1)
Foreign currency (gain) loss (included in cost of revenue)	—	(0.5)	—	—	—	—	—	—	(0.5)
Income tax (benefit) expense	5.2	—	—	—	—	—	(0.3)	(0.5)	4.4
Noncontrolling interest	0.9	1.6	—	—	19.9	(1.3)	(0.6)	—	20.5
Bonus to be settled in equity	—	—	—	—	—	—	—	0.4	0.4
Share-based payment expense	—	0.9	—	—	0.1	0.7	0.2	2.9	4.8
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	0.9	—	—	0.1	2.5	2.6	—	0.4	6.5
Adjusted EBITDA	$25.5	$18.0	$3.6	$2.4	$(9.2)	$(11.3)	$(1.2)	$(12.0)	$15.8

Total Core Operating Subsidiaries	$49.5

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED OPERATING INCOME ("INSURANCE AOI")
AND PRE-TAX OPERATING INCOME ("PRE-TAX INSURANCE AOI")
(Unaudited)

The table below shows the adjustments made to the reported Net income (loss) of the Insurance segment to calculate Insurance AOI and Pre-tax Insurance AOI.

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Increase / (Decrease)	2019	2018	Increase / (Decrease)
Net income (loss) - Insurance segment	$30.3	$0.6	$29.7	$64.1	$1.8	$62.3
Effect of investment (gains) (1)	0.5	(4.5)	5.0	(5.5)	(7.0)	1.5
Bargain Purchase Gain	(1.1)	—	(1.1)	(1.1)	—	(1.1)
Acquisition costs	1.6	0.8	0.8	1.8	1.1	0.7
Insurance AOI	31.3	(3.1)	34.4	59.3	(4.1)	63.4
Income tax expense (benefit)	1.7	3.6	(1.9)	2.4	6.8	(4.4)
Pre-tax Insurance AOI	$33.0	$0.5	$32.5	$61.7	$2.7	$59.0
(1) The Insurance segment revenues are inclusive of realized and unrealized gains and net investment income for the three and six months ended June 30, 2019 and 2018. Such adjustments are related to transactions between entities under common control which are eliminated or are reclassified in consolidation.